EXHIBIT 99.1

Gartner	Press Release
CONTACT:
Germaine Scott
+1 203 316 6537
investor.relations@gartner.com
Gartner Reports Financial Results for Third Quarter 2017
Total Contract Value up 15% YoY FX Neutral Excluding CEB
Third Quarter Revenue up 15% YOY and 14% YOY FX Neutral Excluding CEB
STAMFORD, Conn., November 2, 2017 — Gartner, Inc. (NYSE: IT), the world's leading research and advisory company, today reported results for third quarter 2017. Gartner also updated its financial outlook for full year 2017.
Our consolidated and segment results below for the three and nine months ended September 30, 2017 include the results of CEB Inc. ("CEB"), which we acquired on April 5, 2017. References below to "traditional Gartner" operating results and business measurements refer to Gartner excluding CEB. References to CEB below refer to the operating results and business measurements of CEB subsequent to the acquisition. Our commentary below regarding the impact of CEB is supplemented by a slide presentation which is available as Exhibit 99.2 to the Company's Current Report on Form 8-K furnished to the SEC on November 2, 2017, and on the Company's website.
Consolidated Results Highlights
For third quarter 2017, total revenue was $828.1 million, an increase of $254.0 million, or 44% over third quarter 2016 as reported and up 43% on a foreign exchange neutral basis. Traditional Gartner revenue increased 15% on a reported basis and 14% on a foreign exchange neutral basis. Adjusted revenue was $891.7 million in third quarter 2017. Net loss was $(48.2) million in third quarter 2017 and operating loss was $(24.3) million. Adjusted EBITDA was $149.0 million in third quarter 2017, a 64% increase over third quarter of 2016. GAAP diluted (loss) per share was $(0.53) in third quarter 2017 compared to GAAP income per share of $0.36 in third quarter 2016. Adjusted EPS was $0.65 per share in third quarter 2017 compared to $0.58 in third quarter 2016. (See “Non-GAAP Financial Measures” below for definitions of our Non-GAAP measures).
For the nine months ended September 30, 2017, total revenue was approximately $2.3 billion, an increase of 32% on both a reported and foreign exchange neutral basis. Traditional Gartner revenue increased 14% on both a reported and foreign exchange neutral basis. Net loss was $(104.0) million in the 2017 period. Adjusted EBITDA was $440.1 million in the nine months ended September 30, 2017 compared to $312.0 million in the same period of 2016, a 41% increase. GAAP diluted (loss) per share was $(1.19) and GAAP diluted income per share was $1.52 for the nine months ended September 30, 2017 and 2016, respectively. Adjusted EPS was $2.13 per share in the 2017 period compared to $1.99 per share in the 2016 period.

Gene Hall, Gartner’s chief executive officer, commented, “Our business continues to perform extraordinarily well. Our traditional Gartner business again achieved double-digit contract value growth in every geography, across every client size and in virtually every industry. We’ve successfully integrated CEB’s talented associates into Gartner and are already delivering value to our clients through a “best of both” approach. I remain extremely excited about our long-term prospects for growth and delivering shareholder value.”

-more-

Segment Results Highlights
Research
Revenue for third quarter 2017 was $653.4 million, up 40% compared to third quarter 2016 on a reported basis and 38% on a foreign exchange neutral basis. The gross contribution margin was 67% and 69% in third quarter 2017 and 2016, respectively. Adjusting for the deferred revenue fair value adjustment related to CEB, the gross contribution margin was 69% in third quarter 2017. Traditional Gartner revenue increased 18% on a reported basis and 16% on a foreign exchange neutral basis in third quarter 2017 compared to third quarter 2016.
Traditional Gartner total contract value was $2.1 billion at September 30, 2017, an increase of 14% on a reported basis and 15% on a foreign exchange neutral basis compared to September 30, 2016. CEB contract value was $571.0 million at September 30, 2017. Traditional Gartner client retention was 83% in both third quarter 2017 and 2016, while wallet retention was 104% in both third quarter 2017 and 2016. CEB wallet retention was 93% in both third quarter 2017 and 2016.
Consulting
Revenue for third quarter 2017 was $72.1 million compared to $73.7 million for third quarter 2016, a decline of 2% on a reported basis and 3% on a foreign exchange neutral basis. The gross contribution margin was 22% and 25% in third quarter 2017 and 2016, respectively. Third quarter 2017 utilization was 61% compared to 63% in third quarter 2016. As of September 30, 2017, billable headcount was 682 compared to 630 at September 30, 2016. Backlog was $91.4 million at September 30, 2017 compared to $89.9 million at September 30, 2016.
Events
Revenue for third quarter 2017 was $45.0 million compared to $33.5 million in third quarter 2016, an increase of $11.5 million, or 34% on a reported basis and 31% on a foreign exchange neutral basis. Traditional Gartner revenue increased 25% on a reported basis and 22% on a foreign exchange neutral basis in third quarter 2017 compared to third quarter 2016. Gross contribution margin was 36% in third quarter 2017 compared to 43% in the prior year quarter. The Company held a total of 17 events in the third quarter of 2017, with the Gartner traditional events business holding 16 events with 10,075 attendees in third quarter 2017 compared to 15 events with 7,431 attendees in third quarter 2016. CEB held 1 event with 565 attendees in third quarter 2017.
Talent Assessment & Other
The Talent Assessment & Other segment is a new reporting segment for the Company resulting from the CEB acquisition. Revenue for third quarter 2017 was $57.6 million while gross contribution margin was 54%. On October 4, 2017, the Company announced that it has initiated a process to explore and evaluate strategic alternatives for its Talent Assessment business, which is a significant portion of the Talent Assessment & Other segment. As part of this process, the Company intends to consider a range of strategic options, which may include, among other things, a sale of the Talent Assessment business.
Cash Flow and Balance Sheet Highlights
The Company generated $232.3 million of cash from operating activities in the nine months ended September 30, 2017 compared to cash generated of $282.3 million in the same period in 2016. Free Cash Flow was $250.3 million in the nine months ended September 30, 2017 compared to $270.2 million in the same period in 2016 (See “Non-GAAP Financial Measures” below for the definition of Free Cash Flow). During the nine months ended September 30, 2017, the Company used $2.6 billion in cash (net) for acquisitions, $37.2 million to repurchase its common shares, $75.6 million for capital expenditures, and $93.6 million for acquisition and integration payments. The Company had $630.0 million of cash and cash equivalents and $534.0 million of additional borrowing capacity under its revolving credit facility as of September 30, 2017.

Gartner, Inc.	page 2

Financial Outlook for 2017

The table below, which includes CEB, provides the Company's updated financial outlook for full year 2017:

($ in millions, except per share data) (1)

	2017 Projected Range
Revenue (GAAP):
Research	$2,455	—	$2,480
Consulting	320	—	335
Events	323	—	338
Talent Assessment & Other	$159	—	$174
Total Revenue (GAAP)	$3,257	—	$3,327
Deferred Revenue Fair Value Adjustment (Non-GAAP)	203	—	203
Total Adjusted Revenue (Non-GAAP)	$3,460	—	$3,530

Operating income (GAAP)	$14		$39

Diluted EPS (GAAP)	$(0.85)		$(0.65)

Adjusted EBITDA (Non-GAAP)	$685	—	$710

Adjusted EPS (Non-GAAP)	$3.39		$3.50

Operating Cash Flow (GAAP)	$335		$345
Acquisition and Integration Payments	115		125
Capital Expenditures	(115)		(125)
Free Cash Flow (Non-GAAP)	$335		$345
(1) See “Non-GAAP Financial Measures” below for definitions of our Non-GAAP metrics.
Non-GAAP Financial Measures
Certain financial measures used in this Press Release are not defined by generally accepted accounting principles ("GAAP") and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these Non-GAAP financial measures may not be defined in the same manner by other companies and as a result may not be comparable to other similarly titled measures used by other companies. Also, these Non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.
The Company's Non-GAAP financial measures are as follows:
Adjusted Revenue: Represents GAAP revenue plus non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract. We believe Adjusted Revenue is an important measure of our recurring operations as it provides a more accurate period-over-period comparison of trends in revenues.
Adjusted EBITDA: Represents GAAP operating (loss) income excluding stock-based compensation expense; depreciation, amortization, and accretion on obligations related to excess facilities; amortization of pre-acquisition deferred revenues; acquisition and integration charges; and other non-recurring items. We believe Adjusted EBITDA is an important measure of our recurring operations as it excludes items not representative of our core operating results.

Gartner, Inc.	page 3

Adjusted Net Income: Represents GAAP net (loss) income adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include the amortization of identifiable intangibles from acquisitions; incremental and directly-related acquisition and integration charges related to the achievement of certain performance targets and employment conditions, as well as legal, consulting, severance, and other costs; fair value adjustments on pre-acquisition deferred revenues; and other non-recurring items. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items not indicative of our core operating results.

Adjusted EPS: Represents Adjusted Net Income divided by the number of Non-GAAP diluted shares. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP plus cash acquisition and integration payments less payments for capital expenditures. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.
Tables provided in this Press Release provide reconciliations of these Non-GAAP financial measures with the most directly comparable GAAP measure.
Conference Call Information
Gartner has scheduled a conference call at 8:00 a.m. eastern time on Thursday, November 2, 2017 to discuss the Company’s financial results for third quarter 2017. The conference call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dial-in. The U.S. dial-in number is 888-680-0879 and the international dial-in number is 617-213-4856. The participant passcode is 79608857#. The question and answer session of the conference call will be open to investors and analysts only. A replay of the webcast will be available for approximately 30 days following the call on the Company's website. In addition, a transcript of the call will also be available on the Company's website shortly after the conclusion of the call.
About Gartner

Gartner, Inc. (NYSE: IT) is the world’s leading research and advisory company. The Company helps business leaders across all major functions in every industry and enterprise size with the objective insights they need to make the right decisions. Gartner's comprehensive suite of services delivers strategic advice and proven best practices to help clients succeed in their mission-critical priorities. Gartner is headquartered in Stamford, Connecticut, U.S.A., and has more than 14,000 associates serving clients in over 11,000 enterprises in approximately 100 countries. For more information, visit www.gartner.com.

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Safe Harbor Statement

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different.

Such factors include, but are not limited to, the following: our ability to achieve and effectively manage growth, including our ability to integrate our recent CEB acquisition and other acquisitions, as well as consummate and integrate future acquisitions; our ability to pay our debt, which has increased substantially with the recent CEB acquisition; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; and other factors described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, both of which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov.

Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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Gartner, Inc.	page 5

GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017 (a)	2016		2017 (a)	2016
Revenues:
Research (b)	$653,443	$466,877	40%	$1,778,481	$1,371,157	30%
Consulting (b)	72,117	73,707	(2)%	242,404	237,876	2%
Events	44,953	33,475	34%	171,427	132,290	30%
Talent Assessment & Other	57,572	—	100%	104,673	—	100%
Total revenues	828,085	574,059	44%	2,296,985	1,741,323	32%
Costs and expenses:
Cost of services and product development	332,207	223,122	49%	921,820	666,585	38%
Selling, general and administrative expense	421,163	269,902	56%	1,133,633	799,322	42%
Depreciation	17,340	9,531	82%	45,637	27,390	67%
Amortization of intangibles	51,224	6,221	>100%	123,014	18,614	>100%
Acquisition and integration charges	30,500	16,557	84%	142,104	32,958	>100%
Total costs and expenses	852,434	525,333	62%	2,366,208	1,544,869	53%
Operating (loss) income	(24,349)	48,726	>-100%	(69,223)	196,454	>-100%
Interest expense, net	(38,762)	(5,932)	>100%	(88,624)	(19,294)	>100%
Other income, net	1,171	1,954	(40)%	1,653	5,086	(67)%
(Loss) income before income taxes	(61,940)	44,748	>-100%	(156,194)	182,246	>-100%
(Benefit) provision for income taxes	(13,760)	14,264	>-100%	(52,166)	55,149	>-100%
Net (loss) income	$(48,180)	$30,484	>-100%	$(104,028)	$127,097	>-100%

Net (loss) income per share:
Basic	$(0.53)	$0.37	>-100%	$(1.19)	$1.54	>-100%
Diluted	$(0.53)	$0.36	>-100%	$(1.19)	$1.52	>-100%
Weighted average shares outstanding:
Basic	90,624	82,638	10%	87,585	82,549	6%
Diluted	90,624	83,803	8%	87,585	83,761	5%
(a) Includes the results of CEB beginning on April 5, 2017, the date of acquisition. The Company's Research segment includes the results of CEB's core subscription-based best practice and decision support research activities. Events includes the results of CEB's former Evanta business and destination event activities, while the Talent Assessment & Other segment, which is a new segment, includes the results of CEB's previously disclosed Talent Assessment business as well as certain CEB non-subscription based talent products and services.
(b) Effective June 30, 2017, the Company is reporting the results of its strategic advisory services ("SAS") business in the Research segment whereas previously the SAS business was reported with Consulting. The impact of the reclassification was not significant, however prior periods have been updated to conform to the current period presentation.

BUSINESS SEGMENT DATA
(Unaudited; in thousands)

	Revenue	Direct Expense	Gross Contribution	Contribution Margin
Three Months Ended 9/30/17 (a), (b)
Research (c)	$653,443	$217,221	$436,222	67%
Consulting	72,117	55,929	16,188	22%
Events	44,953	28,942	16,011	36%
Talent Assessment & Other	57,572	26,357	31,215	54%
TOTAL	$828,085	$328,449	$499,636	60%

Three Months Ended 9/30/16 (b)
Research	$466,877	$144,231	$322,646	69%
Consulting	73,707	55,492	18,215	25%
Events	33,475	18,946	14,529	43%
Talent Assessment & Other	—	—	—	—%
TOTAL	$574,059	$218,669	$355,390	62%

Nine Months Ended 09/30/17 (a), (b)
Research	$1,778,481	$590,575	$1,187,906	67%
Consulting	242,404	170,846	71,558	30%
Events	171,427	92,114	79,313	46%
Talent Assessment & Other	104,673	56,161	48,512	46%
TOTAL	$2,296,985	$909,696	$1,387,289	60%

Nine Months Ended 09/30/16 (b)
Research	$1,371,157	$416,881	$954,276	70%
Consulting	237,876	166,766	71,110	30%
Events	132,290	68,716	63,574	48%
Talent Assessment & Other	—	—	—	—%
TOTAL	$1,741,323	$652,363	$1,088,960	63%
(a) Includes the results of CEB beginning on April 5, 2017, the date of acquisition. The Company's Research segment includes the results of CEB's core subscription-based best practice and decision support research activities. Events includes the results of CEB's former Evanta business and destination event activities, while the Talent Assessment & Other segment, which is a new segment, includes the results of CEB's previously disclosed Talent Assessment business as well as certain CEB non-subscription based talent products and services.
(b) Effective June 30, 2017, the Company is now reporting the results of its strategic advisory services ("SAS") business in the Research segment whereas previously the SAS business was reported with Consulting. The impact of the reclassification was not significant, however prior periods have been updated to conform to the current period presentation.
(c) The Research gross contribution margin was 69% in third quarter 2017 when adjusted for the deferred revenue fair value adjustment resulting from the CEB acquisition.

SELECTED STATISTICAL DATA (unaudited)

	Traditional Gartner		CEB
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Research
Total contract value (a), (b)	$2,063	$1,815	$571	$578
Client retention	83%	83%	na	na
Wallet retention	104%	104%	93%	93%
Client enterprises	11,338	10,673	na	na

Consulting
Backlog (c), (d)	$91,400	$89,900	na	na
Quarterly utilization	61%	63%	na	na
Billable headcount	682	630	na	na
Average annualized revenue per billable headcount (c)	$355	$368	na	na

Events
Number of events for the quarter (e)	16	15	1	1
Number of attendees for the quarter (e)	10,075	7,431	565	767

(a) In millions.
(b) The 2016 CEB contract value was calculated based on Gartner's 2017 foreign exchange rates.
(c) In thousands.
(d) The September 30, 2016 traditional Gartner $89.9 million backlog was restated to reflect the reclassification of the SAS business.
(e) Excludes single day, local events.

na - not applicable or not available.

SUPPLEMENTAL INFORMATION
The following tables provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See "Non-GAAP Financial Measures" above for definitions of these Non-GAAP financial measures.
Reconciliation - GAAP Revenue to Adjusted Revenue (a) (Unaudited; in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total Revenue (GAAP)	$828,085	$574,059	$2,296,985	$1,741,323
Deferred Revenue Fair Value Adjustment	63,655	—	155,340	—
Adjusted Revenue	$891,740	$574,059	$2,452,325	$1,741,323
(a) The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
Reconciliation - Operating (Loss) Income to Adjusted EBITDA (Unaudited; in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net (loss) income	$(48,180)	$30,484	$(104,028)	$127,097
Interest expense, net	38,762	5,932	88,624	19,294
Other expense (income), net	(1,171)	(1,954)	(1,653)	(5,086)
Tax (benefit) provision	(13,760)	14,264	(52,166)	55,149
Operating (loss) income	$(24,349)	$48,726	$(69,223)	$196,454
Adjustments:
Stock-based compensation expense (a)	13,198	9,520	52,331	36,128
Depreciation, accretion, and amortization (b)	68,960	15,776	169,098	46,071
Amortization of pre-acquisition deferred revenues (c)	63,655	—	155,340	—
Acquisition & integration charges and other nonrecurring items (d)	27,523	16,985	132,507	33,386
Adjusted EBITDA	$148,987	$91,007	$440,053	$312,039
(a) Consists of charges for stock-based compensation awards.
(b) Includes depreciation expense, accretion on excess facilities accruals, and amortization of intangibles.
(c) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying customer contract.
(d) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.

Reconciliation - GAAP Net (Loss) Income to Adjusted Net Income and Adjusted EPS (Unaudited; in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net (loss) income	$(48,180)	$30,484	$(104,028)	$127,097
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	51,130	6,127	122,732	18,332
Amortization of pre-acquisition deferred revenues (b)	63,655	—	155,340	—
Acquisition & integration charges and other nonrecurring items (c) (d)	31,282	16,985	145,276	33,386
Tax impact of adjustments (e)	(38,371)	(5,371)	(129,729)	(11,832)
Adjusted net income	$59,516	$48,225	$189,591	$166,983

GAAP basic shares	90,624	82,638	87,585	82,549
Potentially dilutive shares (f)	1,423	1,165	1,393	1,212
Non-GAAP diluted shares (f)	92,047	83,803	88,978	83,761
Adjusted EPS	$0.65	$0.58	$2.13	$1.99

(a) Consists of non-cash amortization charges from acquired intangibles.
(b) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(c) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.
(d) Includes the amortization and write-off of deferred financing fees for both the three and nine months ended September 30, 2017 which is recorded in Interest expense, net in the Consolidated Statement of Operations and in the Adjusted EBITDA table presented above.
(e) The effective tax rate was 26% and 31% for the three and nine months ended September 30, 2017, respectively, and 23% for both the three and nine months ended September 30, 2016.
(f) Non-GAAP diluted shares includes basic shares calculated in accordance with GAAP and potentially dilutive shares related to the Company's stock-based compensation awards.

Reconciliation - Cash Provided by Operating Activities to Free Cash Flow (a) (Unaudited; in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash provided by operating activities	$149,549	$120,480	$232,267	$282,263
Adjustments:
Cash paid for acquisition and integration activities (a)	28,504	12,985	93,604	24,856
Cash paid for capital expenditures	(33,992)	(11,540)	(75,619)	(36,877)
Free Cash Flow	$144,061	$121,925	$250,252	$270,242
(a) Consists of payments for activities that are incremental and directly-related to our acquisitions.
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